EXHIBIT 10.69

Ohio Valley Electric Corporation	Original Sheet No. 188
Indiana-Kentucky Electric Corporation
15f Revised Rate Schedule FERC No. 4

MODIFICATION NO. 12

TO

INTER-COMPANY POWER AGREEMENT

DATED JULY 10, 1953

AMONG

OHIO VALLEY ELECTRIC CORPORATION,

APPALACHIAN POWER COMPANY (formerly

APPALACHIAN ELECTRIC POWER COMPANY),

THE CINCINNATI GAS & ELECTRIC COMPANY,

COLUMBUS SOUTHERN POWER COMPANY (formerly

COLUMBUS AND SOUTHERN OHIO ELECTRIC COMPANY),

THE DAYTON POWER AND LIGHT COMPANY, INDIANA MICHIGAN

POWER COMPANY (formerly

INDIANA & MICHIGAN ELECTRIC COMPANY),

KENTUCKY UTILITIES COMPANY,

LOUISVILLE GAS AND ELECTRIC COMPANY

MONONGAHELA POWER COMPANY, OHIO

EDISON COMPANY,

OHIO POWER COMPANY (formerly THE OHIO

POWER COMPANY),

PENNSYLVANIA POWER COMPANY,

THE POTOMAC EDISON COMPANY,

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY,

THE TOLEDO EDISON COMPANY, and WEST PENN POWER

COMPANY.

Dated as of November 1, 1999

Issued by: Dave Hart	Effective: June 1, 2001
Vice President and Assistant to the President

Issued on: June 15, 2001

Original Sheet No. 189

MODIFICATION NO. 12

TO

INTER-COMPANY POWER AGREEMENT

THIS AGREEMENT dated as of the 1 st day of November, 1999, by and among OHIO VALLEY ELECTRIC CORPORATION (herein called “OVEC” or “Corporation”), APPALACHIAN POWER COMPANY, THE CINCINNATI GAS & ELECTRIC COMPANY, COLUMBUS SOUTHERN POWER, COMPANY (formerly COLUMBUS, AND SOUTHERN OHIO ELECTRIC COMPANY), THE DAYTON POWER AND LIGHT COMPANY, INDIANA MICHIGAN POWER COMPANY (formerly INDIANA & MICHIGAN ELECTRIC COMPANY), KENTUCKY UTILITIES COMPANY, LOUISVILLE GAS AND ELECTRIC COMPANY, MONONGAHELA POWER COMPANY, OHIO EDISON COMPANY, OHIO POWER COMPANY, PENNSYLVANIA POWER COMPANY, THE POTOMAC EDISON COMPANY, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, THE TOLEDO EDISON COMPANY, and WEST PENN POWER COMPANY, all of the foregoing, other than OVEC, being herein sometimes collectively referred to as the Sponsoring Companies and individually as a Sponsoring Company.

Original Sheet No. 190

W I T N E S SETH THAT

WHEREAS, Corporation and the United States of America have heretofore entered into Contract No. AT-(40-1)-1530 (redesignated Contract No. E-(40-1)-1530, later redesignated Contract No. EY-76-C-05-1530 and later redesignated Contract No. DE-AC05760RO1530), dated October 15, 1952, providing for the supply by Corporation of electric utility services to the United States Atomic Energy Commission (hereinafter called “AEC”) at AEC’s project near Portsmouth, Ohio (hereinafter called the “Project”), which Contract has heretofore been modified by Modification No. 1, dated July 23, 1953, Modification No. 2, dated as of March 15, 1964, Modification No. 3, dated as of May 12, 1966, Modification No. 4, dated as of January 7, 1967, Modification No. 5, dated as of August 15, 1967, Modification No. 6, dated as of November 15, 1967, Modification No. 7, dated as of November 5, 1975, Modification No. 8, dated as of June 23, 1977, Modification No. 9, dated as of July 1, 1978, Modification No. 10, dated as of August 1, 1979, Modification No. 11, dated as of September 1, 1979, Modification No. 12, dated as of August 1, 1981, Modification No. 13, dated as of September 1, 1989, Modification No. 14, dated as of January 15, 1992, Modification No. 15, dated as of February 1, 1993, and Modification No. 16, dated as of January 1, 1998 (said Contract, as so modified, is hereinafter called the “DOE Power Agreement”); and

WHEREAS, pursuant to the Energy Reorganization Act of 1974, the AEC was abolished on January 19, 1975 and certain of its functions, including the procurement of electric utility services for the Project, were transferred to and vested in the Administrator of Energy Research and Development; and

Original Sheet No. 191

WHEREAS, pursuant to the Department of Energy Organization Act, on October 1, 1977, all of the functions vested by law in the Administrator of Energy Research and Development or the Energy Research and Development Administration were transferred to, and vested in, the Secretary of Energy, the statutory head of the Department of Energy (hereinafter called “DOE”); and

WHEREAS, the parties hereto have entered into a contract, herein called the “Inter-Company Power Agreement,” dated July 10, 1953, governing, among other things, (a) the supply by the Sponsoring Companies of Supplemental Power in order to enable Corporation to fulfill its obligations under the DOE Power Agreement, and (b) the rights of the Sponsoring Companies to receive Surplus Power as may be available at the Project Generating Stations and the obligations of the Sponsoring Companies to pay therefor; and

WHEREAS, the Inter-Company Power Agreement has heretofore been amended by Modification No. 1, dated as of June 3, 1966, Modification No. 2 dated as of January 7, 1967, Modification No. 3, dated as of November 15, 1967, Modification No. 4, dated as of November 5, 1975, Modification No. 5, dated as of September 1, 1979, Modification No. 6, dated as of August 1, 1981, Modification No. 7, dated as of January 15, 1992, Modification No. 8, dated as of January 19, 1994, Modification No. 9, dated as of August 17, 1995, Modification No. 10, dated as of January 1, 1998, and Modification No. 11, dated as of April 1, 1999 (said contract so amended and as modified and amended by this Modification No. 12 being herein and therein sometimes called the “Agreement”); and

Original Sheet No. 192

WHEREAS, it is the goal of OVEC to assist its Sponsoring Companies during the winter of 1999-2000 by making available to them additional electricity; and

WHEREAS, reductions of the electricity to be delivered to DOE would make additional electricity available for the Sponsoring Companies; and

WHEREAS, the reduced purchases of electricity by DOE would reflect more closely the power needs of its Ohio uranium enrichment facility; and

WHEREAS, it is desired that DOE’s releases of portions of its entitlement to OVEC energy result in credits to DOE’s electricity bills; and

WHEREAS, it is desired that the Sponsoring Companies which receive additional electricity as a result of DOE’s energy releases reimburse OVEC for the credits to DOE’s power bills; and

WHEREAS, OVEC and the Sponsoring Companies desire to enter into this Modification No. 12 to the Inter-Company Power Agreement as more particularly hereinafter provided;

NOW, THEREFORE, the parties hereto agree with each other as follows:

1.             Delete subsections 1.0124, 1.0125 and 1.0126 of the Inter-Company Power Agreement and substitute therefor the following:

1.0124 “DOE Energy Release Period” means any calendar month from November 1, 1999 through May 31, 2000.

1.0125 “DOE Energy Release” means one or more reductions of the energy available to be scheduled by DOE pursuant to this Section 1.0125, for any calendar month during the DOE Energy Release Period.

1.0126 “Effective Date” means the date on which Corporation notifies DOE and the Sponsoring Companies that all conditions to

Original Sheet No. 193

effectiveness, including all required waiting periods and all required regulatory acceptances or approvals, of the arrangements for DOE Energy Releases and reimbursement of Corporation for costs associated with such releases, have been satisfied. Such date shall be not later than two business days after all conditions to effectiveness have been satisfied.

2.           Delete subsection 6.01 of the Inter-Company Power Agreement and substitute therefor the following:

Charges For Surplus Power, ECAR Emergency Energy and DOE Energy Releases

6.01 Total Monthly Charge. The amount to be paid Corporation each month by the Sponsoring Companies for Surplus Power, Surplus Energy and DOE Released Energy supplied under this Agreement shall consist of the sum of a demand charge, if applicable, an energy charge, and, if applicable, an emergency power surcharge and/or a DOE Energy Release Surcharge, all determined as set forth in this Article 6; provided, however, that Section 6.024 notwithstanding, each Sponsoring Company shall be relieved of responsibility for Corporation’s fuel cost allocable for each month to energy for which such Sponsoring Company pays to Corporation a DOE Energy Release Surcharge. The amount to be paid to Corporation for ECAR Emergency Energy supply under this Agreement shall be 98.74 mills per kilowatt hour (plus transmission charges calculated in accordance with applicable law).

3.             Delete subsection 6.038 and substitute therefor the following:

6.038 The aggregate charge otherwise payable by each Sponsoring Company for such Surplus Energy each month shall be adjusted to reflect a surcharge equal to its agreed share of the DOE Energy Release Credits for each month under the letter supplement to the DOE Power Agreement dated as of November 1, 1999.

4.             This Modification No. 12 shall become effective at 12:00 o’clock Midnight on the Effective Date.

Original Sheet No. 194

5. The Inter-Company Power Agreement, as modified by Modifications Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 and as hereinbefore provided, is hereby in all respects confirmed.

6. This Modification No. 12 may be executed in any number of copies and by the different parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 12 as of the day and year first written above.

OHIO VALLEY ELECTRIC CORPORATION

By:	Is/ David L. Hart

APPALACHIAN POWER COMPANY

By:	/s/ Henry Fayne

THE CINCINNATI GAS & ELECTRIC COMPANY

By:	/s/ John C. Procario

COLUMBUS SOUTHERN POWER COMPANY

By:	/s/ Henry Fayne

THE DAYTON POWER AND LIGHT COMPANY

By:	/s/ Patrick W. O’Loughlin

Original Sheet No. 195

INDIANA MICHIGAN POWER COMPANY By:

/s/ Henry Fayne

KENTUCKY UTILITIES COMPANY

By:	/s/ Wayne T. Lucas

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	s/ C. Hermann

MONONGAHELA POWER COMPANY

By:	/s/ Peter J. Skrgic

OHIO EDISON COMPANY

By:	s/ H. P. Burg

Original Sheet No. 196

OHIO POWER COMPANY

By:	/s/ Henry Fayne

PENNSYLVANIA POWER COMPANY

By:	s/ Arthur R. Garf eld	THE POTOMAC EDISON COMPANY

By:	s/ Peter J. Skrgic

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

By:	s/ J. G. Hurst

THE TOLEDO EDISON COMPANY

By:	s/ Guy L. Pipitone	WEST PENN POWER COMPANY

By:	s/ Peter J. Skrgic